Exhibit 23.3


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the incorporation by reference in your Form SB-2 Registration Statement of Gulfport Energy Corporation (Gulfport), of our reserve report dated March 11, 2004, of the estimates of the net proved oil and gas reserves of Gulfport and their present values, as of January 1, 2004, and all references to our firm therein.



                               NETHERLAND, SEWELL & ASSOCIATES, INC.


                               /s/Danny  D.  Simmons
                               Executive Vice President

Houston, Texas
June 14, 2004